UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2018

Commission File Number 000-54530

GOPHER PROTOCOL INC.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2500 Broadway, Suite F-125, Santa Monica, CA 90404

(Address of principal executive offices)

424-238-4589

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Since April 2016, Guardian Patch, LLC (“Guardian Patch”) provided loans to Gopher Protocol Inc. (the “Company”) for the Company’s working capital purposes, outside of its commitment to develop the sticky patch package (“Patch”), in the aggregate amount of $660,131.80 (the “Loans”). On May 23, 2017, the Company entered into a Conversion Agreement with Guardian LLC pursuant to which the parties agreed to convert the Loans provided by Guardian LLC to the Company into a Convertible Promissory Note in the amount of $660,131.80 (the “Note”). On June 26, 2017, the Company and Guardian Patch entered into a Lock-Up and Leak-Out Agreement (“Guardian Lock-Up”) pursuant to which Guardian Patch agreed that for a period of nine months (the “Restricted Period”) to not convert the Note into common stock of the Company or in any way transfer the Note or any beneficial rights under the Note. During the period beginning at the end of the Restricted Period and ending 15 months from the date of the agreement, Guardian Patch will be permitted to sell an amount of shares of common stock equal to the lesser of 5% of the previous day’s traded volume or 5,000 shares of common stock. On December 29, 2017, Guardian Patch and the Company entered into an Amendment of Lock Up and Leak Out Agreement pursuant to which the lock up contained in the Guardian Lock-Up was terminated but the leak out provision shall remain in place. On December 29, 2017, Guardian Patch converted all of the principal and interest of the Note, into 2,000,000 shares of Series G Preferred Stock. On August 30, 2018, Guardian Patch converted the 2,000,000 shares of Series G Preferred Stock into 2,000,000 shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOPHER PROTOCOL INC.

		By:	/s/ Douglas Davis
		Name:	Douglas Davis
		Title:	Interim CEO

Date:	October 16, 2018